SUB-ITEM 77Q1(E)

                                 AMENDMENT NO.4

                                       TO

            MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS

     This Amendment dated as of April 30, 2010, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the "Contract"), dated May 1, 2008, between Invesco Advisers, Inc. (the "Adviser"), on behalf of AIM Counselor Series Trust, and each of Invesco Trimark Ltd., Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers").

                                   WITNESSETH:

     WHEREAS, AIM Counselor Series is now named AIM Counselor Series Trust (Invesco Counselor Series Trust); and

     WHEREAS, the following Funds have been renamed:

CURRENT NAME                         NEW NAME
------------                         --------------------------------------
AIM Core Plus Bond Fund              Invesco Core Plus Bond Fund
AIM Floating Rate Fund               Invesco Floating Rate Fund
AIM Multi-Sector Fund                Invesco Multi-Sector Fund
AIM Select Real Estate Income Fund   Invesco Select Real Estate Income Fund
AIM Structured Core Fund             Invesco Structured Core Fund
AIM Structured Growth Fund           Invesco Structured Growth Fund
AIM Structured Value Fund            Invesco Structured Value Fund;

     NOW, THEREFORE, the parties agree that;

     1. All references to AIM Counselor Series Trust in the Contract are deleted and replaced with AIM Counselor Series Trust (Invesco Counselor Series Trust).

     2. Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:

                                   "EXHIBIT A

                                      FUNDS

               Invesco Core Plus Bond Fund
               Invesco Floating Rate Fund
               Invesco Multi-Sector Fund
               Invesco Select Real Estate Income Fund
               Invesco Structured Core Fund
               Invesco Structured Growth Fund
               Invesco Structured Value Fund
               Invesco Balanced Fund
               Invesco California Tax-Free Income Fund

               Invesco Dividend Growth Securities Fund
               Invesco Equally-Weighted S&P 500 Fund
               Invesco Fundamental Value Fund
               Invesco Large Cap Relative Value Fund
               Invesco New York Tax-Free Income Fund
               Invesco S&P 500 Index Fund
               Invesco Van Kampen American Franchise Fund
               Invesco Van Kampen Core Equity Fund
               Invesco Van Kampen Equity and Income Fund
               Invesco Van Kampen Equity Premium Income Fund
               Invesco Van Kampen Growth and Income Fund
               Invesco Van Kampen Money Market Fund
               Invesco Van Kampen Pennsylvania Tax Free Income Fund Invesco Van Kampen Small Cap Growth Fund
               Invesco Van Kampen Tax Free Money Fund"

     2. All other terms and provisions of the Contract not amended shall remain in full force and effect.


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

          IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

                                        INVESCO ADVISERS, INC.

                                        Adviser


                                        By: /s/ John M. Zerr
                                            ------------------------------------
                                        Name: John M. Zerr
                                        Title: Senior Vice President

                                        INVESCO TRIMARK LTD.

                                        Sub-Adviser


                                        By: /s/ Eric J. Adelson
                                            ------------------------------------
                                        Name: Eric J. Adelson
                                        Title: Senior Vice President, Legal and
                                               Secretary


                                        By: /s/ Wayne Bolton
                                            ------------------------------------
                                        Name: Wayne Bolton
                                        Title: Vice President, Compliance &
                                               Chief Compliance Officer

                                       INVESCO ASSET MANAGEMENT DEUTSCHLAND
                                       GMBH

                                       Sub-Adviser

                                       By: /s/ Karl G Bayer   /s/ Jens Langewand
                                           -------------------------------------
                                       Name: Karl G Bayer     Jens Langewand
                                       Title: Managing Directors


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

                                        INVESCO ASSET MANAGEMENT LIMITED

                                        Sub-Adviser


                                        By: /s/ Michelle Moran
                                            ------------------------------------
                                        Name: Michelle Moran
                                        Title: Head of Legal for UK and Ireland

                                        INVESCO ASSET MANAGEMENT (JAPAN) LTD.

                                        Sub-Adviser


                                        By: /s/ Masakazu Hasegawa
                                            ------------------------------------
                                        Name: Masakazu Hasegawa
                                        Title: Managing Director

                                        INVESCO AUSTRALIA LIMITED

                                        Sub-Adviser


                                        By: /s/ Robert Ades  /s/ Ian Coltman
                                            ------------------------------------
                                        Name: Robert Ades    Ian Coltman
                                        Title: Director      Head of Legal

                                        INVESCO HONG KONG LIMITED

                                        Sub-Adviser


                                        By: /s/ Anna Tong  /s/ Gracie Liu
                                            ------------------------------------
                                        Name: Anna Tong    Gracie Liu
                                        Title: Director    Director

                                        INVESCO SENIOR SECURED MANAGEMENT, INC.

                                        Sub-Adviser


                                        By: /s/ Jeffrey H. Kupor
                                            ------------------------------------
                                        Name: Jeffrey H. Kupor
                                        Title: Secretary & General Counsel


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